Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of LipidViro Tech, Inc. (the "Registrant") on Form 10-QSB for the period ended June 30, 2005, as filed with the Commission on the date hereof (the "Quarterly Report"), I Kenneth P. Hamik, President and Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: 8/15/2005                           /s/Kenneth P. Hamik
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                                           Kenneth P. Hamik
                                           President, Chief Executive Officer
                                           and Director